Exhibit 8.1

[GOODWIN PROCTER LETTERHEAD]

June 4, 2008

ANSYS, Inc.

Southpointe

275 Technology Drive

Canonsburg, Pennsylvania 15317

Attention: Sheila S. DiNardo

Ladies and Gentlemen:

We have acted as counsel to ANSYS, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by the Company of up to 11,787,726 shares of the Company’s Common Stock, $0.01 par value per share, to be issued to the stockholders of Ansoft Corporation, a Delaware corporation (“Ansoft”), in connection with the mergers contemplated by the Agreement and Plan of Merger by and among the Company, Evgeni, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Sidney LLC, a single-member Delaware limited liability company and wholly owned subsidiary of the Company, and Ansoft, dated March 31, 2008 (the “Merger Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement; (ii) the Registration Statement; and (iii) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. Our opinion is conditioned upon the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates and records. We have assumed that the Merger and the Upstream Merger will be consummated in accordance with the Merger Agreement. We have further assumed that the Merger Agreement will not be modified, and no term of the Merger Agreement will be waived, between the date hereof and the Closing Date in a manner that would adversely affect the opinion set forth herein.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that the Merger Agreement and such other documents, certificates, and records are duly authorized, valid and enforceable.

ANSYS, Inc.

As of June 4, 2008

In rendering our opinion, we have relied upon statements and representations of officers and other representatives of the Company and Ansoft, and we have assumed that such statements and representations are and will continue to be true, correct and complete without regard to any qualification as to knowledge or belief. In addition, our opinion is subject to the qualifications, conditions and assumptions set forth in the Registration Statement under the caption “The Mergers – Material United States Federal Income Tax Consequences of the Mergers.”

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in the authorities upon which our opinion is based could affect the conclusion expressed herein. Furthermore, there can be no assurance that our opinion will be accepted by the Internal Revenue Service, or, if challenged, by a court.

Based upon and subject to the foregoing, and to the limitations, qualifications, assumptions, and caveats set forth herein, the discussion contained in the Registration Statement under the caption “The Mergers – Material United States Federal Income Tax Consequences of the Mergers,” subject to the limitations and qualifications described therein, represents our opinion with respect to the material U.S. federal income tax consequences of the Mergers.

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Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm under the captions “The Mergers – Material United States Federal Income Tax Consequences of the Mergers” and “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

Goodwin Procter LLP